Exhibit 5.1

1097 Commercial Ave P.O. Box 38 Mail Code: 294-953 East Petersburg, PA 17520-0038 PHONE (717) 735-4908 FAX (717) 735-4858 jsvoboda@sterlingfi.com
August 8, 2006

Board of Directors

Sterling Financial Corporation

101 Pointe Boulevard

Lancaster, PA 17601

RE:	Registration Statement on Form S-4

Sterling Financial Corporation

Ladies and Gentlemen:

In connection with the proposed offering of up to 800,000 shares of common stock, $5.00 par value (the “Common Stock”), by Sterling Financial Corporation (the “Corporation”), covered by the Corporation’s Registration Statement on Form S-4 and any amendment thereto (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, I, as general counsel to the Corporation, have reviewed:

(1)	the Articles of Incorporation of the Corporation, as amended;
(2)	the Bylaws of the Corporation, as amended;
(3)	the resolutions, adopted April 25, 2006, by the Board of Directors of the Corporation;
(4)	the written consent dated July 17, 2006, by the Board of Directors of the Corporation;
(5)	the Registration Statement; and
(6)	such other documents, papers and matters of law as I have deemed necessary under the circumstances.

Based upon my review of the foregoing, it is my opinion that:

(1)      The Corporation has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

(2)      The Common Stock covered by the Registration Statement has been duly authorized and, when issued and exchanged pursuant to the terms described in the Registration Statement, will be legally issued by the Corporation and fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference under the heading “Legal Matters” in the related Prospectus. In giving this consent, I do not thereby admit that I come within the category of persons, whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Jean Svoboda

Jean Svoboda General Counsel